UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 24, 2008

CAPITAL GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13078	13-3180530
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

76 Beaver Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2008, we amended our Certificate of Incorporation to increase the authorized number of shares of our common stock from 250,000,000 shares to 300,000,000 shares. This amendment was approved by our stockholders at the Annual Meeting of Stockholders. Please see Section 8 below.

Section 8 - Other Events

Item 8.01 Other Events.

At our Annual Meeting of Stockholders on January 24, 2008, stockholders approved the following three items:

1.    The following eight persons as directors:

	Votes in Favor	Votes Withheld
Nominees	of Nominee	for Nominee

Roger A. Newell	103,441,597	5,080,777
Robert Roningen	103,713,599	4,808,775
Ian A. Shaw	108,225,384	296,990
John Postle	108,225,548	296,826
Mark T. Nesbitt	108,220,682	301,692
Gifford A. Dieterle	104,705,098	3,817,276
John Brownlie	104,910,532	3,611,842
Jeffrey W. Pritchard	105,524,897	2,997,477

2.    Amendment of our Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 300,000,000 shares:

For: 93,822,333	Against: 13,054,314	Abstain: 1,645,725	Broker Non-Votes: 0

3.    Ratification of the selection of Wolinetz, Lafazan & Company, P.C., as our independent auditors for the year ending July 31, 2008:

For: 107,487,413	Against: 337,352	Abstain: 697,608	Broker Non-Votes: 0

The proposal to amend our certificate of incorporation to provide for a classified Board of Directors did not pass. It received the following votes:

For: 51,799,224	Against: 16,102,509	Abstain: 3,692,032	Broker Non-Votes: 36,928,610

The proposal to amend our certificate of incorporation to permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and eliminate stockholder action by written consent did not pass. It received the following votes:

For: 49,547,294	Against: 17,242,087	Abstain: 4,804,384	Broker Non-Votes: 36,928,610

Total shares voted at the meeting: 108,522,375 out of 174,243,646 eligible to vote.

In addition, on January 29, 2008, we notified AngloGold Ashanti North America (“AngloGold”) that pursuant to the terms of the Stock Purchase Option Agreement dated effective December 15, 2000, between AngloGold and us, we have made a good faith determination that the drill indicated resources at the El Chanate gold mine now exceed two million ounces of contained gold. The term “drill indicated resources” is defined in the agreement. A drill indicated resources number does not rise to the level of, and should not be considered proven or probable reserves as those terms are defined under SEC guidelines. AngloGold now has 180 days to determine whether or not it will choose to exercise it’s one time back-in right to acquire a 51% interest in the El Chanate project, for a purchase price equal to two times the total project costs, as defined in the agreement, since 2001. Please see the press release attached hereto as Exhibit 99.1

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Exhibit Title

3.1	Amendment to Certificate of Incorporation
99.1	Press Release, dated January 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

January 30, 2008	By:	/s/Gifford A. Dieterle
Gifford A. Dieterle, President